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                                                                 Exhibit 99.1

Press Release

EN POINTE TECHNOLOGIES, INC. REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER OF FISCAL 2003

   -        QUARTERLY NET SALES INCREASES 9.1% OVER PRIOR YEAR

   -        RECORD SERVICE REVENUE OF $9.4 MILLION


Los Angeles, CA - August 7, 2003 - En Pointe Technologies, Inc. (NASDAQ:ENPT), a leading national provider of business-to-business information technology products and services, today announced consolidated results for its third quarter of fiscal 2003 ended June 30, 2003. Total net sales in the third quarter of fiscal 2003 were $70 million, an increase of 9.1% over the third quarter of fiscal 2002. For the nine months ended June 30, 2003, total net sales increased 11.3% to $218 million from $196 million in the prior year.

Service revenues achieved a new high of $9.4 million during the quarter ended June 30, 2003, a 49.2% increase of the same quarter in fiscal 2002. At $26.7 million, service revenue for the first nine months of fiscal 2003 increased 35.4% over the $19.7 million reported for the first nine months of fiscal 2002. In the quarter ended June 30, 2003, service revenues represented 13.4% of total net revenue and contributed 44.5% of the Company's total gross profit.

"We're very pleased with the growth in our total revenue and, in particular, the growth we've been able to generate in our service business," said Bob Din, President and CEO of En Pointe Technologies, Inc. "The June 2003 quarter was the first time we've been able to generate in excess of $9 million in service revenue."

The net loss for the quarter ended June 30, 2003 narrowed to $391,000, or $0.06 per share, from a net loss of $1.9 million, or $0.29 per share, for the quarter ended June 30, 2002. For the nine months ended June 30, 2003, the Company reported a net loss of $2.8 million, or $0.41 per share, which is comparable to that reported for the same period in the prior year when the Company's net loss of $2.7 million, or $0.40 per share included tax benefits of $1.8 million. The year-over-year pre-tax loss narrowed from $5.1 million for the first nine months of fiscal 2002 to $2.9 million for the first nine months of fiscal 2003.

A conference call is scheduled for 11:30 am Eastern Daylight Time (8:30 am PDT) on Friday, August 8, 2003 at which time the Company's management will discuss the results for the quarter and nine month period ended June 30, 2003. Those interested in listening to the live webcast of this call may do so by clicking on HTTP://WWW.FIRSTCALLEVENTS.COM/SERVICE/AJWZ387236543GF12.HTML. This webcast will remain available at such link and on the Company's website, www.enpointe.com, through August 7, 2004.


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ABOUT EN POINTE TECHNOLOGIES, INC.



En Pointe Technologies, Inc. is a leading national provider of information technology products, e-business solutions and professional services to medium and large commercial customers and government and educational accounts of all sizes. A state-of-the-art e-commerce network electronically links En Pointe, via AccessPointeTM and its back-office business systems, to the largest distributors and manufacturers in the industry. En Pointe offers direct on-line access to several billion dollars of mainstream IT products available in the US while eliminating the risks associated with carrying significant inventory. Its flagship software AccessPointeTM provides En Pointe's customers with the ability to create private electronic exchanges, accessed through the Web, procurement applications or ERP systems, to efficiently manage the procurement process and allow the Company's customers to make fully informed strategic buying decisions. En Pointe Professional Services offers value added services such as: Pre-sales consulting, Technology Planning and Management, which includes -- integration, configuration, deployment and migration, Helpdesk Support Services, Project and Program Management, and Infrastructure Support and Maintenance.

En Pointe, a minority business enterprise (MBE), is represented nationally with a concentration in over 22 sales and service markets throughout the United States, as well as a value-added ISO 9001:2000 certified integration operation in Ontario, California. Please visit En Pointe at WWW.ENPOINTE.COM.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, En Pointe Technologies, or its representatives, have made or may make forward- looking statements, orally or in writing. The words "estimate," "project," "potential," "intended," "expect," "anticipate," "believe" and similar expressions or words are intended to identify forward-looking statements. Such forward-looking statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the Company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. Reference is hereby made to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, for information regarding those factors and conditions. Among the important factors that could cause actual results to differ materially from management's projections, estimates and expectations include, but are not limited to: Changing economic influences in the industry; dependence on key personnel; actions of manufacturers and suppliers; and, availability of adequate financing.

All trademarks and service marks are the property of their respective owners.

To contact En Pointe regarding any investor matters, please contact:

Kevin Ayers
En Pointe Technologies, Inc.
Phone:  (310) 725-9717
Fax:  (310) 727-1185
IR@ENPOINTE.COM
To contact En Pointe regarding any sales or customer matters, please e-mail us at:

SALES@ENPOINTE.COM or contact us by phone at (310) 725-5200.
------------------



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EN POINTE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(unaudited)

                                                                            June 30,              September 30,
                                                                              2003                     2002
                                                                      ---------------------     --------------------

                                                      ASSETS:
Current assets:
     Cash                                                              $               902        $           4,629
     Restricted cash                                                                    70                       70
     Accounts receivable, net                                                       37,631                   31,748
     Inventories, net                                                                9,791                    5,611
     Recoverable taxes                                                                   -                    1,800
     Prepaid expenses and other current assets                                         507                      789
                                                                      ---------------------     --------------------
         Total current assets                                                       48,901                   44,647

Property and equipment, net                                                          6,269                    7,002

Other assets                                                                         1,093                      551
                                                                      ---------------------     --------------------
          Total assets                                                 $            56,263        $          52,200
                                                                      =====================     ====================

                                       LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
     Accounts payable, trade                                          $             15,328      $             9,860
     Borrowings under lines of credit                                               13,939                   12,421
     Accrued liabilities                                                             4,015                    3,991
     Other current liabilities                                                       1,503                    1,529
                                                                      ---------------------     --------------------
          Total current liabilities                                                 34,785                   27,801

Long term liability                                                                  5,435                     5,433
Losses in excess of investment in
    unconsolidated affiliates                                                            -                       143
                                                                      ---------------------     ---------------------
          Total liabilities                                                         40,220                    33,377

Total stockholders' equity                                                          16,043                    18,823
                                                                      ---------------------     ---------------------
     Total liabilities and stockholders' equity                        $            56,263        $           52,200
                                                                      =====================     =====================



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



EN POINTE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          Three months ended                     Nine months ended
                                                               June 30,                               June 30,
                                                   ----------------------------------    -----------------------------------
                                                          2003              2002                2003              2002
                                                   -----------------  ---------------    ----------------  ----------------
Net sales
     Product sales                                  $        60,598   $       57,832      $      190,939    $      175,846
     Service sales                                            9,415            6,312              26,661            19,689
                                                   -----------------  ---------------    ----------------  ----------------
          Total net sales                                    70,013           64,144             217,600           195,535

Cost of sales
     Product                                                 55,620           54,307             176,076           162,920
     Service                                                  5,419            3,785              15,172            12,203
                                                   -----------------  ---------------    ----------------  ----------------
          Total cost of sales                                61,039           58,092             191,248           175,123

Gross profit
     Product gross profit                                     4,978            3,525              14,863            12,926
     Service gross profit                                     3,996            2,527              11,489             7,486
                                                   -----------------  ---------------    ----------------  ----------------
          Total gross profit                                  8,974            6,052              26,352            20,412

Selling and marketing expenses                                6,747            5,758              21,320            17,389
General and administrative expenses                           2,499            2,666               7,168             8,682
Legal settlement expense (recovery)                               -                -                 393             (848)
                                                   -----------------  ---------------    ----------------  ----------------
     Operating (loss)                                         (272)          (2,372)             (2,529)           (4,811)

Interest expense, net                                           182              166                 590               512
Other income, net                                              (63)            (100)               (196)             (221)
                                                   -----------------  ---------------       -------------     -------------
     (Loss) before income taxes and loss
          reversal income from affiliates                     (391)          (2,438)             (2,923)           (5,102)

Benefit for income taxes                                          -            (322)                   -           (1,807)
Loss reversal income from affiliates                              -              180                 143               621
                                                   -----------------  ---------------    ----------------  ----------------
     Net (loss) income                              $         (391)   $      (1,936)      $      (2,780)    $      (2,674)
                                                   =================  ===============    ================  ================

           Net (loss) income per share:
             Basic                                  $        (0.06)   $       (0.29)      $       (0.41)    $       (0.40)
                                                   =================  ===============    ================  ================
             Diluted                                $        (0.06)   $       (0.29)      $       (0.41)    $       (0.40)
                                                   =================  ===============    ================  ================

     Weighted average shares outstanding:
             Basic                                            6,720            6,698               6,720             6,639
                                                   =================  ===============    ================  ================
             Diluted                                          6,720            6,698               6,720             6,639
                                                   =================  ===============    ================  ================

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